RiverNorth Opportunities Fund, Inc. 8-K

Exhibit (d)(10.1)

AMENDMENT

TO THE

AGENCY AGREEMENT

THIS AMENDMENT TO THE AGENCY AGREEMENT (this “Amendment”) is entered into as of the 12th day of April, 2022 (the “Effective Date”) by and between RIVERNORTH OPPORTUNITIES FUND, INC., a Maryland corporation, with offices at 1290 Broadway, Suite 1000, Denver, CO 80203 (the “Fund”), and DST SYSTEMS, INC., a Delaware corporation, with offices at 1055 Broadway, Kansas City, MO 64105 (“DST”).

WHEREAS, the Fund and DST entered into the certain Agency Agreement on the 20th day of November, 2015 (the “Agreement”);

WHEREAS, the Fund’s name was reflected incorrectly in the Agreement and the parties wish to remedy the error; and

WHEREAS, the Fund and DST wish to amend the terms of the Agreement as outlined below.

NOW, THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions set forth herein, the Fund and DST agree as follows:

1.	Amendment to Agreement. With effect as of the Effective Date, the Agreement is hereby modified as follows:

a.	All references to RiverNorth Opportunity Fund, Inc. are hereby replaced and superseded with RiverNorth Opportunities Fund, Inc.

b.	Schedule I. Schedule I attached to the Agreement is hereby deleted in its entirety and replaced with the Schedule I attached hereto.

2.	Effect on Agreement. As of the Effective Date, this Amendment shall be effective to amend the Agreement and to the extent of any conflict between the Agreement and this Amendment, this Amendment supersedes and replaces the Agreement.

3.	Execution in Counterparts/Facsimile Transmission. This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one in the same Amendment. This Amendment may also be signed by exchanging facsimile copies of this Amendment, duly executed, in which event the parties hereto will promptly thereafter exchange original counterpart signed copies hereof.

4.	Terminology. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “Without limitation”. The words “herein”, “hereof”, “hereunder” and similar terms will refer to this Amendment unless context required otherwise.

5.	Agreement in Full Force and Effect. Except as specifically modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect, and the Agreement, as amended by this Amendment, and all of its terms, including but not limited to any warranties and representations set forth therein, if any, are hereby ratified and confirmed by the Fund and DST as of the Effective Date.

6.	Capitalized Terms. All capitalized terms used but not defined in this Amendment will be deemed to be defined as set forth in the Agreement.

7.	Authorization. Each party hereby represents and warrants to the other that the person or entity signing this Amendment on behalf of such party is fully authorized to execute and deliver this Amendment and to legally bind the party on whose behalf this Amendment is signed to all of the terms, covenants and conditions contained in this Amendment.

8.	Governing Law. This Amendment shall be construed according to and governed by the laws of the State of Missouri.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

RIVERNORTH OPPORTUNITIES FUND, INC.	DST SYSTEMS, INC.

By:	By:

Name:	Name:

Title:	Title:

Schedule I

LIST OF CLASSES

Name:	CUSIP

RiverNorth Opportunities Fund – Common Stock	76881Y109

RiverNorth Opportunities Fund – Preferred Shares	76881Y208